                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

GENERAL CABLE CORPORATION

         We consent to the incorporation by reference in Registration Statements No. 333-28965, 333-31865, 333-31867, 333-31869, 333-31871, 333-59125, 333-89629,
333-51812, 333-51818, 333-51822 and 333-58792 of General Cable Corporation on
Forms S-8 and 333-108950 of General Cable Corporation on Form S-3 of our report dated March 12, 2004, which contains an unqualified opinion appearing in this Annual Report on Form 10-K of General Cable Corporation for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP
Cincinnati, Ohio
March 12, 2004